Exhibit 99.1

Dime Commercial Bancshares, Inc. Reports 17% Year-Over-Year Increase in EPS

Net Interest Margin Expansion Drives Record Quarterly Revenue of $126 million;

Strong Year-Over-Year Core Deposit and Business Loan Growth

Announces Plans to Resume Share Buybacks

Hauppauge, NY, July 23, 2026 (GLOBE NEWSWIRE) -- Dime Commercial Bancshares, Inc. (NYSE: DCOM) (the “Company” or “Dime”), the parent company of Dime Commercial Bank (the “Bank”), today reported net income available to common stockholders of $33.0 million for the quarter ended June 30, 2026, or $0.75 per diluted common share, compared to net income available to common stockholders of $32.8 million, or $0.75 per diluted common share, for the quarter ended March 31, 2026 and net income available to common stockholders of $27.9 million for the quarter ended June 30, 2025, or $0.64 per diluted common share.

Adjusted net income available to common stockholders (non-GAAP) was $34.7 million and adjusted diluted EPS (non-GAAP) was $0.79 per share for the quarter ended June 30, 2026, compared to $0.74 per share for the quarter ended March 31, 2026 and $0.64 for the quarter ended June 30, 2025 (see "Non-GAAP Reconciliation" tables at the end of this news release).

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “Dime continues to execute on our growth plan and delivered record quarterly revenue. Second quarter results were marked by strong growth in business loans as our commercial banking teams are converting their robust pipelines. Recognizing the progress we have made in creating a high-quality balance sheet, Kroll Bond Rating Agency recently issued a “Positive” ratings outlook for Dime. Finally, and in recognition of our evolution into a commercial and private banking powerhouse, we recently completed our re-brand to “Dime Commercial Bank”.”

Capital Return: Mr. Lubow, stated, “In light of our strong capital position, lower CRE concentration levels, stress testing results, and improving profitability, we are pleased to announce that we expect to begin repurchasing our shares in the third quarter.”

Highlights for the Second Quarter of 2026 included:

●	Adjusted diluted EPS of $0.79 per share for the second quarter of 2026, compared to $0.64 per share for the second quarter of 2025;
●	Total deposits increased $937.0 million on a year-over-year basis;
●	Core deposits (excluding brokered and time deposits) increased $948.3 million on a year-over-year basis;
●	Average non-interest-bearing deposits to average total deposits for the second quarter increased to 31.0%;
●	Business loans grew $280.8 million on a linked quarter basis and $743.0 million on a year-over-year basis;
●	The net interest margin increased to 3.28% for the second quarter of 2026 compared to 3.21% for the prior quarter;
●	The efficiency ratio decreased to 51.2% for the second quarter of 2026 compared to 55.0% for second quarter of 2025;
●	The adjusted efficiency ratio decreased to 49.9% for the second quarter of 2026 compared to 54.7% for the second quarter of 2025;
●	The Company’s Tier 1 Common Equity Ratio increased to 11.99% at the end of the second quarter;
●	The Company’s Consolidated CRE Concentration ratio was proactively managed lower to 352%; and
●	Non-performing assets declined by 28% on a linked quarter basis and represented 0.46% of Total Assets.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the second quarter of 2026 was $115.2 million compared to $112.3 million for the first quarter of 2026 and $98.1 million for the second quarter of 2025. The Net Interest Margin for the second quarter of 2026 was 3.28% compared to 3.21% for the first quarter of 2026 and 2.98% for the second quarter of 2025.

Mr. Lubow commented, “We continue to have a significant loan repricing opportunity that we anticipate will continue through 2027. Additionally, growth in core deposits and business loans will benefit us over time as we continue to grow our customer base. Our substantial liquidity position, which includes $1.9 billion of cash, provides us with the flexibility to take advantage of lending opportunities as they arise. Dime’s asset liability management profile, which is underpinned by our cash position and a growing floating rate loan portfolio, positions us well for a variety of interest rate scenarios.”

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 5.36% at June 30, 2026, an 8-basis point increase compared to the ending WAR of 5.28% on the total loan portfolio at March 31, 2026.

Outlined below are loan balances and WARs for the quarter ended as indicated.

	June 30, 2026		March 31, 2026		June 30, 2025
(Dollars in thousands)	Balance	WAR (1)	Balance	WAR (1)	Balance	WAR (1)
Loans held for investment balances at period end:
Business loans (2)	$3,645,194	6.32%	$3,364,435	6.28%	$2,902,170	6.65%
One-to-four family residential and coop/condo apartment	1,075,904	5.04	1,047,920	4.97	998,677	4.85
Multifamily residential and residential mixed-use (3)(4)	3,113,647	4.48	3,249,582	4.47	3,693,481	4.48
Non-owner-occupied commercial real estate	2,770,751	5.14	2,840,817	5.05	3,128,453	5.12
Acquisition, development, and construction	90,476	7.10	100,574	7.41	141,755	8.28
Other loans	8,401	11.81	9,597	11.53	6,336	11.08
Loans held for investment	$10,704,373	5.36%	$10,612,925	5.28%	$10,870,872	5.33%

(1)    WAR is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans, and owner-occupied commercial real estate loans. At June 30, 2025, business loans included balances related to Paycheck Protection Program (“PPP”) loans; no PPP loans were outstanding at June 30, 2026 or March 31, 2026.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations for the quarter ended as indicated.

(Dollars in millions)	Q2 2026	Q1 2026	Q2 2025
Originations Excluding New Lines of Credit	$255.3	$220.4	$227.3
Originations Including New Lines of Credit	533.4	500.1	450.5

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at June 30, 2026 were $12.68 billion, compared to $12.60 billion at March 31, 2026 and $11.74 billion at June 30, 2025.

Brokered deposits were $200.0 million at June 30, 2026, compared to $215.0 million at March 31, 2026 and $200.0 million at June 30, 2025. Total Federal Home Loan Bank advances were $385.0 million at June 30, 2026, compared to $435.0 million at March 31, 2026 and $508.0 million at June 30, 2025.

Non-Interest Income

Non-interest income was $11.3 million during the second quarter of 2026, $11.3 million during the first quarter of 2026, and $11.6 million during the second quarter of 2025. Excluding the fair value change in equity securities and loans held for sale, and loss (gain) on sale of securities, loans and other assets, non-interest income was $13.2 million during the second quarter of 2026, $11.7 million during the first quarter of 2026 and $11.4 million during the second quarter of 2025.

Non-Interest Expense

Total non-interest expense was $64.7 million during the second quarter of 2026, $62.8 million during the first quarter of 2026, and $60.3 million during the second quarter of 2025. Excluding the impact of the net loss (gain) on extinguishment of debt, amortization of other intangible assets and severance expense, adjusted non-interest expense was $64.1 million during the second quarter of 2026, $63.4 million during the first quarter of 2026, and $59.9 million during the second quarter of 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.74% during the second quarter of 2026, compared to 1.68% during the linked quarter and 1.72% during the second quarter of 2025. Excluding the impact of the net loss (gain) on extinguishment of debt, amortization of other intangible assets and severance expense, the ratio of adjusted non-interest expense to average assets was 1.72% during the second quarter of 2026, 1.69% during the first quarter of 2026, and 1.71% during the second quarter of 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 51.2% during the second quarter of 2026, compared to 50.8% during the linked quarter and 55.0% during the second quarter of 2025. Excluding the impact of loss (gain) on sale of securities, loans and other assets, fair value change in equity securities and loans held for sale, severance expense, net loss (gain) on extinguishment of debt, and amortization of other intangible assets, the adjusted efficiency ratio was 49.9% during the second quarter of 2026, compared to 51.2% during the linked quarter and 54.7% during the second quarter of 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Mr. Lubow commented, “Our organic growth strategy is paying dividends as evidenced by a decline in the core efficiency ratio to below 50% for the second quarter. Growth in revenues is anticipated to continue to drive the efficiency ratio lower in the years ahead.”

Income Tax Expense

Income tax expense was $13.1 million during the second quarter of 2026, $13.9 million during the first quarter of 2026, and $10.5 million during the second quarter of 2025. The effective tax rate for the second quarter of 2026 was 27.3%, compared to 28.7% for the first quarter of 2026 and 26.1% for the second quarter of 2025.

Credit Quality

Non-performing assets were $69.0 million at June 30, 2026, compared to $95.6 million at March 31, 2026 and $53.2 million at June 30, 2025.

A credit loss provision of $13.9 million was recorded during the second quarter of 2026, compared to $12.3 million during the first quarter of 2026, and $9.2 million during the second quarter of 2025.

Capital Management

Stockholders’ equity increased $23.5 million to $1.52 billion at June 30, 2026, compared to $1.50 billion at March 31, 2026.

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of June 30, 2026. All risk-based regulatory capital ratios increased during the second quarter of 2026.

Dividends per common share were $0.25 during the second quarter of 2026 and the first quarter of 2026, respectively.

Book value per common share was $31.79 at June 30, 2026 compared to $31.33 at March 31, 2026.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $28.21 at June 30, 2026 compared to $27.73 at March 31, 2026 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on Thursday, July 23, 2026, during which CEO Lubow will discuss the Company’s second quarter 2026 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/kjwp3pui. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BI0e414999c97e4bf0bc9fe67d53be989f. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months at https://edge.media-server.com/mmc/p/kjwp3pui.

ABOUT DIME COMMERCIAL BANCSHARES, INC.

Dime Commercial Bancshares, Inc. is the holding company for Dime Commercial Bank, a New York State-chartered trust company with approximately $15 billion in assets and the number one deposit market share on Greater Long Island (1).

(1)	Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for commercial banks with less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions. Any forward-looking statements presented herein are made only as of the date of this release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in government monetary or fiscal policies and actions may adversely affect our customers, cost of credit and overall result of operations; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, tariffs, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; there may be difficulties or unanticipated expense incurred in the consummation of new business initiatives or the integration of any acquired entities; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Operating Officer and Chief Financial Officer
718-782-6200 extension 5909

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	June 30,	March 31,	December 31,
	2026	2026	2025
Assets:
Cash and due from banks	$1,934,594	$2,059,618	$2,353,966
Securities available-for-sale, at fair value	895,251	838,219	797,935
Securities held-to-maturity	706,606	647,842	618,901
Loans held for sale	1,862	38,225	1,989
Loans held for investment, net:
Business loans (1)	3,645,194	3,364,435	3,240,600
One-to-four family residential and coop/condo apartment	1,075,904	1,047,920	1,035,983
Multifamily residential and residential mixed-use (2)(3)	3,113,647	3,249,582	3,424,565
Non-owner-occupied commercial real estate	2,770,751	2,840,817	2,933,287
Acquisition, development and construction	90,476	100,574	117,215
Other loans	8,401	9,597	6,558
Allowance for credit losses	(104,963)	(100,673)	(97,372)
Total loans held for investment, net	10,599,410	10,512,252	10,660,836
Premises and fixed assets, net	30,570	30,580	31,255
Restricted stock	61,167	63,659	67,197
BOLI	417,459	404,657	401,163
Goodwill	155,797	155,797	155,797
Other intangible assets	2,534	2,729	2,938
Operating lease assets	36,830	39,551	42,876
Derivative assets	70,545	70,811	76,315
Accrued interest receivable	56,282	57,690	55,572
Other assets	74,046	77,873	74,891
Total assets	$15,042,953	$14,999,503	$15,341,631
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$3,946,965	$3,777,787	$3,915,081
Interest-bearing checking	1,140,667	1,066,620	1,178,281
Savings (excluding mortgage escrow deposits)	1,621,056	1,701,899	1,777,143
Money market	4,853,645	4,874,544	4,806,572
Certificates of deposit	1,068,824	1,089,893	1,117,118
Deposits (excluding mortgage escrow deposits)	12,631,157	12,510,743	12,794,195
Non-interest-bearing mortgage escrow deposits	45,980	88,267	47,051
Interest-bearing mortgage escrow deposits	—	—	—
Total mortgage escrow deposits	45,980	88,267	47,051
Total deposits (including mortgage escrow deposits)	12,677,137	12,599,010	12,841,246
FHLBNY advances	385,000	435,000	508,000
Subordinated debt, net	231,186	231,058	272,503
Derivative cash collateral	61,790	57,630	52,400
Operating lease liabilities	39,626	42,431	45,729
Derivative liabilities	69,631	69,305	73,573
Other liabilities	58,127	68,099	72,411
Total liabilities	13,522,497	13,502,533	13,865,862
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	462	462	462
Additional paid-in capital	622,636	622,415	623,041
Retained earnings	898,089	876,133	854,167
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(31,573)	(33,019)	(31,468)
Unearned equity awards	(17,590)	(15,803)	(8,661)
Treasury stock, at cost	(68,137)	(69,787)	(78,341)
Total stockholders' equity	1,520,456	1,496,970	1,475,769
Total liabilities and stockholders' equity	$15,042,953	$14,999,503	$15,341,631

(1)     Business loans include commercial and industrial loans, and owner-occupied commercial real estate loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Interest income:
Loans	$143,892	$142,090	$145,448	$285,982	$288,153
Securities	14,518	12,788	11,353	27,306	22,676
Other short-term investments	16,840	18,522	10,749	35,362	18,586
Total interest income	175,250	173,400	167,550	348,650	329,415
Interest expense:
Deposits and escrow	52,171	52,364	60,181	104,535	118,255
Borrowed funds	7,351	8,300	8,354	15,651	16,735
Derivative cash collateral	542	485	918	1,027	2,115
Total interest expense	60,064	61,149	69,453	121,213	137,105
Net interest income	115,186	112,251	98,097	227,437	192,310
Provision for credit losses	13,875	12,313	9,221	26,188	18,847
Net interest income after provision	101,311	99,938	88,876	201,249	173,463
Non-interest income:
Service charges and other fees	6,483	5,730	4,642	12,213	9,285
Title fees	187	142	118	329	216
Loan level derivative income	535	472	942	1,007	1,003
BOLI income	5,038	4,558	4,186	9,596	8,179
Gain on sale of Small Business Administration ("SBA") loans	196	—	387	196	469
Gain on sale of residential loans	49	72	50	121	82
Fair value change in equity securities and loans held for sale	38	(38)	83	—	101
Gain on securities	—	—	149	—	149
Loss on sale of loans and other assets	(2,000)	(320)	—	(2,320)	—
Other	740	730	1,038	1,470	1,744
Total non-interest income	11,266	11,346	11,595	22,612	21,228
Non-interest expense:
Salaries and employee benefits	39,781	39,593	36,218	79,374	71,869
Severance	454	102	136	556	212
Occupancy and equipment	7,899	8,209	7,729	16,108	15,731
Data processing costs	5,151	5,423	4,903	10,574	9,697
Marketing	1,951	2,025	1,756	3,976	3,422
Professional services	2,325	1,909	2,097	4,234	4,213
Federal deposit insurance premiums	1,712	1,266	1,692	2,978	3,739
Net loss (gain) on extinguishment of debt	2	(974)	—	(972)	—
Loss due to pension settlement	—	—	—	—	7,231
Amortization of other intangible assets	195	209	235	404	487
Other	5,231	4,994	5,533	10,225	9,209
Total non-interest expense	64,701	62,756	60,299	127,457	125,810
Income before taxes	47,876	48,528	40,172	96,404	68,881
Income tax expense	13,062	13,946	10,475	27,008	17,726
Net income	34,814	34,582	29,697	69,396	51,155
Preferred stock dividends	1,821	1,822	1,821	3,643	3,643
Net income available to common stockholders	$32,993	$32,760	$27,876	$65,753	$47,512

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED COMMON SHARE DATA

(Dollars in thousands except per share amounts)

	Three Months Ended			Six Months Ended
GAAP	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income available to common stockholders	$32,993	$32,760	$27,876	$65,753	$47,512
Less: Dividends paid and earnings allocated to participating securities	(687)	(593)	(516)	(1,280)	(830)
Income attributable to common stock - Basic and Diluted	$32,306	$32,167	$27,360	64,473	46,682

Weighted-average common shares outstanding	43,218,619	43,109,118	43,030,023	43,164,171	42,989,581

Basic and diluted earnings per share ("EPS") (1)	$0.75	$0.75	$0.64	$1.49	$1.09

Non-GAAP
Adjusted net income available to common stockholders (2)	$34,663	$32,405	$27,863	$67,068	$52,551
Less: Dividends paid and earnings allocated to participating securities	(722)	(586)	(516)	(1,308)	(910)
Adjusted income attributable to common stock - Basic and Diluted	$33,941	$31,819	$27,347	$65,760	$51,641

Weighted-average common shares outstanding	43,218,619	43,109,118	43,030,023	43,164,171	42,989,581

Adjusted basic and diluted EPS (3)	$0.79	$0.74	$0.64	$1.52	$1.20

(1)	The earnings per share is calculated by dividing income attributable to common stock by weighted-average common shares outstanding.
(2)	See "Non-GAAP Reconciliation" tables for reconciliation of reported and adjusted (non-GAAP) net income available to common stockholders.
(3)	The adjusted earnings per share is calculated by dividing adjusted income attributable to common stock by weighted-average common shares outstanding.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Per Share Data:
Reported EPS (Diluted)	$0.75	$0.75	$0.64	$1.49	$1.09
Cash dividends paid per common share	0.25	0.25	0.25	0.50	0.50
Book value per common share	31.79	31.33	29.95	31.79	29.95
Tangible common book value per share (1)	28.21	27.73	26.32	28.21	26.32
Common shares outstanding	44,158	44,057	43,889	44,158	43,889
Dividend payout ratio	33.33%	33.33%	39.06%	33.56%	45.87%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.94%	0.92%	0.85%	0.93%	0.74%
Return on average equity	9.15	9.20	8.28	9.17	7.16
Return on average tangible common equity (1)	10.62	10.72	9.68	10.67	8.30
Net interest margin	3.28	3.21	2.98	3.24	2.96
Non-interest expense to average assets	1.74	1.68	1.72	1.71	1.81
Efficiency ratio	51.2	50.8	55.0	51.0	58.9
Effective tax rate	27.28	28.74	26.08	28.02	25.73

Balance Sheet Data:
Average assets	$14,862,346	$14,981,498	$14,013,592	$14,921,593	$13,896,281
Average interest-earning assets	14,086,464	14,202,286	13,195,116	14,144,055	13,079,859
Average tangible common equity (1)	1,247,394	1,228,003	1,158,738	1,237,751	1,152,361
Loan-to-deposit ratio at end of period (2)	84.4%	84.2%	92.6%	84.4%	92.6%

Capital Ratios and Reserves - Consolidated:
Tangible common equity to tangible assets (1) (3)	8.37%	8.23%	8.22%
Tangible equity to tangible assets (1) (3)	9.15	9.02	9.05
Tier 1 common equity ratio (3)	11.99	11.87	11.25
Tier 1 risk-based capital ratio (3)	13.09	12.97	12.34
Total risk-based capital ratio (3)	16.30	16.17	15.84
Tier 1 leverage ratio (3)	9.46	9.24	9.43
Consolidated CRE concentration ratio (3)(4)	352	371	425
Allowance for credit losses/ Total loans	0.98	0.95	0.86
Allowance for credit losses/ Non-performing loans held for investment	157.09	176.20	175.12

(1)	See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.
(2)	Total deposits include mortgage escrow deposits, which fluctuate seasonally.
(3)	June 30, 2026 ratios are preliminary pending completion and filing of the Company’s regulatory reports.
(4)	The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. The June 30, 2026 ratio is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans	$3,489,614	$56,520	6.50%	$3,274,659	$52,406	6.49%	$2,798,899	$46,593	6.68%
One-to-four family residential and coop/condo apartment	1,064,043	12,588	4.75	1,041,802	12,383	4.82	981,138	11,532	4.71
Multifamily residential and residential mixed-use	3,195,372	35,930	4.51	3,363,792	37,698	4.55	3,740,939	42,462	4.55
Non-owner-occupied commercial real estate	2,815,624	37,117	5.29	2,910,973	37,497	5.22	3,175,062	41,822	5.28
Acquisition, development, and construction	90,738	1,711	7.56	106,808	2,079	7.89	136,154	3,009	8.86
Other loans	8,580	26	1.22	8,329	27	1.31	7,135	30	1.69
Total loans	10,663,971	143,892	5.41	10,706,363	142,090	5.38	10,839,327	145,448	5.38
Securities	1,582,300	14,518	3.68	1,451,425	12,788	3.57	1,361,383	11,353	3.34
Other short-term investments	1,840,193	16,840	3.67	2,044,498	18,522	3.67	994,406	10,749	4.34
Total interest-earning assets	14,086,464	175,250	4.99%	14,202,286	173,400	4.95%	13,195,116	167,550	5.09%
Non-interest-earning assets	775,882			779,212			818,476
Total assets	$14,862,346			$14,981,498			$14,013,592

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (1)	$1,040,981	$4,058	1.56%	$1,133,722	$4,793	1.71%	$943,716	$4,141	1.76%
Money market	4,796,008	30,049	2.51	4,761,610	28,801	2.45	4,174,694	32,818	3.15
Savings (1)	1,684,130	9,826	2.34	1,742,334	10,042	2.34	1,925,224	14,048	2.93
Certificates of deposit	1,075,789	8,238	3.07	1,105,241	8,728	3.20	1,075,729	9,174	3.42
Total interest-bearing deposits	8,596,908	52,171	2.43	8,742,907	52,364	2.43	8,119,363	60,181	2.97
FHLBNY advances	418,517	3,541	3.39	479,534	3,850	3.26	508,000	4,053	3.20
Subordinated debt, net	231,102	3,810	6.61	271,596	4,449	6.64	272,385	4,301	6.33
Other short-term borrowings	—	—	—	122	1	3.32	—	—	—
Total borrowings	649,619	7,351	4.54	751,252	8,300	4.48	780,385	8,354	4.29
Derivative cash collateral	62,134	542	3.50	52,708	485	3.73	79,188	918	4.65
Total interest-bearing liabilities	9,308,661	60,064	2.59%	9,546,867	61,149	2.60%	8,978,936	69,453	3.10%
Non-interest-bearing checking (1)	3,864,575			3,747,722			3,412,215
Other non-interest-bearing liabilities	166,688			183,678			187,774
Total liabilities	13,339,924			13,478,267			12,578,925
Stockholders' equity	1,522,422			1,503,231			1,434,667
Total liabilities and stockholders' equity	$14,862,346			$14,981,498			$14,013,592
Net interest income		$115,186			$112,251			$98,097
Net interest rate spread			2.40%			2.35%			1.99%
Net interest margin			3.28%			3.21%			2.98%
Deposits (including non-interest-bearing checking accounts) (1)	$12,461,483	$52,171	1.68%	$12,490,629	$52,364	1.70%	$11,531,578	$60,181	2.09%

(1)     Includes mortgage escrow deposits.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	June 30,	March 31,	June 30,
Asset Quality Detail	2026	2026	2025
Non-performing loans held for investment ("NPLs")
Business loans	$23,898	$24,257	$18,007
One-to-four family residential and coop/condo apartment	4,465	4,088	1,642
Multifamily residential and residential mixed-use	26,893	—	—
Non-owner-occupied commercial real estate	11,151	28,368	32,908
Acquisition, development, and construction	412	412	657
Other loans	—	11	—
Non-accrual loans held for investment	$66,819	$57,136	$53,214
Non-accrual loans held for investment / Total loans held for investment	0.62%	0.54%	0.49%

Non-accrual loans held for sale	$1,750	$38,000	$—
Total non-accrual loans	$68,569	$95,136	$53,214
Total non-accrual loans/ Total loans	0.64%	0.89%	0.49%

Total non-performing assets ("NPAs") (1)	$69,019	$95,586	$53,214

Total loans 90 days delinquent and accruing ("90+ Delinquent")	$—	$—	$—

NPAs and 90+ Delinquent	$69,019	$95,586	$53,214

NPAs and 90+ Delinquent / Total assets	0.46%	0.64%	0.37%

Net loan charge-offs ("NCOs")	$9,662	$8,574	$5,405
NCOs / Average loans (2)	0.36%	0.32%	0.20%

(1)	June 30, 2026 and March 31, 2026 balances include one non-performing available-for-sale security in the amount of $450 thousand.
(2)	Calculated based on annualized NCOs to average loans.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the fair value change in equity securities and loans held for sale, loss (gain) on sale of securities, loans and other assets, severance, net loss (gain) on extinguishment of debt and loss due to pension settlement.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$32,993	$32,760	$27,876	$65,753	$47,512
Adjustments to net income (1):
Fair value change in equity securities and loans held for sale	(38)	38	(83)	—	(101)
Loss (gain) on sale of securities, loans and other assets	2,000	320	(72)	2,320	(72)
Severance	454	102	136	556	212
Net loss (gain) on extinguishment of debt	2	(974)	—	(972)	—
Loss due to pension settlement	—	—	—	—	7,231
Income tax effect of adjustments noted above (1)	(748)	159	6	(589)	(2,231)
Adjusted net income available to common stockholders (non-GAAP)	$34,663	$32,405	$27,863	$67,068	$52,551

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.79	$0.74	$0.64	$1.52	$1.20
Adjusted return on average assets	0.98%	0.91%	0.85%	0.95%	0.81%
Adjusted return on average equity	9.59	9.11	8.28	9.35	7.87
Adjusted return on average tangible common equity	11.16	10.60	9.67	10.88	9.18
Adjusted non-interest expense to average assets	1.72	1.69	1.71	1.71	1.70
Adjusted efficiency ratio	49.9	51.2	54.7	50.5	55.2

(1)    Adjustments to net income are taxed at the Company's approximate statutory tax rate.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Operating expense as a % of average assets - as reported	1.74%	1.68%	1.72%	1.71%	1.81%
Severance	(0.01)	—	—	(0.01)	—
Net loss (gain) on extinguishment of debt	—	0.02	—	0.01	—
Loss due to pension settlement	—	—	—	—	(0.10)
Amortization of other intangible assets	(0.01)	(0.01)	(0.01)	—	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.72%	1.69%	1.71%	1.71%	1.70%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Efficiency ratio - as reported (non-GAAP) (1)	51.2%	50.8%	55.0%	51.0%	58.9%
Non-interest expense - as reported	$64,701	$62,756	$60,299	$127,457	$125,810
Severance	(454)	(102)	(136)	(556)	(212)
Net (loss) gain on extinguishment of debt	(2)	974	—	972	—
Loss due to pension settlement	—	—	—	—	(7,231)
Amortization of other intangible assets	(195)	(209)	(235)	(404)	(487)
Adjusted non-interest expense (non-GAAP)	$64,050	$63,419	$59,928	$127,469	$117,880
Net interest income - as reported	$115,186	$112,251	$98,097	$227,437	$192,310
Non-interest income - as reported	$11,266	$11,346	$11,595	$22,612	$21,228
Fair value change in equity securities and loans held for sale	(38)	38	(83)	—	(101)
Loss (gain) on sale of securities, loans and other assets	2,000	320	(72)	2,320	(72)
Adjusted non-interest income (non-GAAP)	$13,228	$11,704	$11,440	$24,932	$21,055
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$128,414	$123,955	$109,537	$252,369	$213,365
Adjusted efficiency ratio (non-GAAP) (2)	49.9%	51.2%	54.7%	50.5%	55.2%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents a reconciliation of pre-tax pre provision net revenue (non-GAAP) and adjusted pre-tax pre-provision net revenue (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Financial Data:
Net interest income	$115,186	$112,251	$98,097	$227,437	$192,310
Non-interest income	11,266	11,346	11,595	22,612	21,228
Total revenue	126,452	123,597	109,692	250,049	213,538
Non-interest expense	64,701	62,756	60,299	127,457	125,810
Pre-tax pre-provision net revenue (non-GAAP) (1)	$61,751	$60,841	$49,393	$122,592	$87,728
Adjusted pre-tax pre-provision net revenue (non-GAAP) (2)	$64,364	$60,536	$49,609	$124,900	$95,485

(1)	The reported pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and GAAP non-interest income less GAAP non-interest expense.
(2)	The adjusted pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and the adjusted non-interest income less the adjusted non-interest expense as shown in the reconciliation of efficiency ratio table above.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	June 30,	March 31,	June 30,
	2026	2026	2025
Reconciliation of Tangible Assets:
Total assets	$15,042,953	$14,999,503	$14,207,935
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(2,534)	(2,729)	(3,409)
Tangible assets (non-GAAP)	$14,884,622	$14,840,977	$14,048,729

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,520,456	$1,496,970	$1,431,006
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(2,534)	(2,729)	(3,409)
Tangible equity (non-GAAP)	1,362,125	1,338,444	1,271,800
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$1,245,556	$1,221,875	$1,155,231

Common shares outstanding	44,158	44,057	43,889

Tangible common equity to tangible assets (non-GAAP)	8.37%	8.23%	8.22%
Tangible equity to tangible assets (non-GAAP)	9.15	9.02	9.05

Book value per common share	$31.79	$31.33	$29.95
Tangible common book value per share (non-GAAP)	28.21	27.73	26.32